Exhibit 99.1

Supplemental Financial and Operating Information

March 31, 2021

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

March 31, 2021

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three Months Ended March 31, 2021	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three Months Ended March 31, 2021 and 2020	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre (Non-GAAP Measures) – Three Months Ended March 31, 2021 and 2020	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended March 31, 2021 and 2020	10

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended March 31, 2021 and 2020	11

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures) – Three Months Ended March 31, 2021 and 2020	12

Condensed Consolidated Balance Sheets	13

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	14

Operating Statistics

Leasing Activity Summary – Three Months Ended March 31, 2021	15

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	16

Mall Occupancy Percentage and Sales Per Square Foot	17

Top Twenty Tenants	18

Lease Expirations	19

Property Information	20

Balance Sheet

Investment in Real Estate - Consolidated Properties	22

Investment in Real Estate - Equity Method Investments at Ownership Share	23

Capital Expenditures – Three Months Ended March 31, 2021	24

Debt Analysis	25

Debt Schedule	27

Selected Debt Ratios	28

Forward Looking Statements	29

Definitions	30

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 19.8 million square feet and include 20 shopping malls and five other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2021 Results

Year-to-Date Leasing Volume Over 500% Greater Than Full Year 2020 and 35% Ahead of Full Year 2019

Liquidity Profile Continues to Improve; Total Liquidity of $103.6 Million at End of First Quarter

Traffic approaching pre-COVID levels across portfolio at 86.4% of 2019 for Comparable Portfolio in April

Philadelphia, May 5, 2021 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2021.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2021	2020
Net loss - basic and diluted	$(0.64)	$(0.26)
FFO	$(0.14)	$0.14
FFO, as adjusted	$(0.15)	$0.14

“The brick and mortar recovery is gaining momentum and we believe our portfolio is poised to capitalize on this momentum.  The foundation we have created with a portfolio of properties in high barrier-to-entry markets that accommodate a broad array of uses as well as properties that have won the in-market competitive battle for the consumer are seeing strong results as the rebound continues,” said Joseph F. Coradino, Chairman and CEO of PREIT. “Traffic is improving across the portfolio with retailers posting strong sales in March, which has led to improved collections, increased liquidity and vigorous tenant demand creating a robust pipeline of leasing activity.”

•	Same Store NOI, excluding lease termination revenue, decreased 21.2% for the three months ended March 31, 2021 compared to the three months ended March 31, 2020.
•

The quarter was impacted by a decrease in real estate revenue of $8.7 million primarily resulting from prior year bankruptcies and related store closings, an increase in credit losses for challenged tenants and reduced expense recoveries resulting from temporary rent restructuring.

•	Snow removal costs increased $1.2 million from the prior year quarter as a result of several snowstorms impacting the northeastern states.
•

Cash collections continued to improve, increasing to 119% of billings for the first quarter of 2021 and exceeded 140% of monthly billings during April as collection of deferred rents continued to accelerate.

•

As of March 31, 2021, we collected 81% of billed first quarter 2021 rents, an increase from receipts of 73% and 61% of billed rents as of the end of each of the fourth and third quarters of 2020, respectively.

•	The Company’s accounts receivable balance decreased significantly in the first quarter of 2021, down to $40.4 million as of March 31, 2021 from $54.5 million as of December 31, 2020.
•	As a result of strong collections, we had cash inflow from operating activities of $16.2 million for the three months ended March 31, 2021.
•	Core Mall total occupancy was 89.2%. Core Mall non-anchor occupancy was 87.0%.
•	Core Mall non-anchor leased space, at 88.2%, exceeds occupied space by 120 basis points when factoring in executed new leases slated for future occupancy.
•	Based on a comparable set of tenants who reported sales in March of 2019 and 2021, sales grew at 14 of the Company’s managed properties in March and more than half of the portfolio for the quarter.
•	Average renewal spreads for the quarter ended March 31, 2021 were 2.2% in the wholly-owned portfolio for spaces less than 10,000 square feet.

Leasing and Redevelopment

•	390,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.3 million.
•	Leasing momentum continues to build with transactions executed for nearly 600,000 square feet of occupancy thus far this year.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall in Dartmouth, MA in Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD with an anticipated opening in Q1 2022.
•	Tilt Studios is under construction to replace JC Penney at Magnolia Mall in Florence, SC. The family-focused destination is expected to open in Q3 2021.
•	A transaction has been executed with Cooper Hospital for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.
•	The Company executed a rezoning agreement to allow for the addition of up to 1,065 multifamily units and a hotel at Moorestown Mall.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2021 and 2020

•

Net loss attributable to PREIT common shareholders was $49.6 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.64 per basic and diluted share for the three months ended March 31, 2021, compared to net loss attributable to PREIT common shareholders of $19.9 million, or $0.26 per basic and diluted share for the three months ended March 31, 2020.

•

Same Store NOI, including lease terminations, decreased by $10.1 million, or 21.1%. The decrease is primarily due to reduced revenues from bankrupt tenants, an increase in credit losses and a reduction in expense recoveries resulting from temporary rent restructuring transactions, partially offset by new store openings, including contributions from replacement anchors.

•

Non-Same Store NOI decreased by $1.6 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and increased operating expenses. Other decreases in NOI from Non-Same Store properties is due to the transfer of property at Valley View Mall during the third quarter of 2020.

•

FFO for the three months ended March 31, 2021 was $(0.14) per diluted share and OP Unit compared to $0.14 per diluted share and OP Unit for the three months ended March 31, 2020.  Adjustments to FFO in the first quarter of 2021 were related to $(0.02) per share from gain on hedge ineffectiveness, offset by reorganization expenses and provision for employee separation expense.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended March 31, 2021 and 2020 is included on page 15.

Liquidity and Financing Activities

As of March 31, 2021, the Company had $75.2 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provides total liquidity of $103.6 million.

The Company refinanced the mortgage on Woodland Mall, extending the maturity to December 2021 with an option to extend for one year to December 2022.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for approximately 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday
May 6, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 9844099, at least fifteen minutes before the scheduled start time as callers may experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three Months Ended March 31, 2021 as compared to the Three Months Ended March 31, 2020

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2020	$11,272	$0.14

Changes - Q1 2020 to Q1 2021

Contribution from anchor replacements and new box tenants	654	0.01
Impact from bankruptcies	(16)	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(8,448)	(0.11)
Lease termination revenue	27	-
Credit losses	694	0.01
Other	(634)	(0.01)
Same Store NOI from unconsolidated properties	(2,375)	(0.03)
Same Store NOI	(10,098)	(0.13)
Non Same Store NOI	(1,598)	(0.02)
Dilutive effect of asset sales	281	-
General and administrative expenses	(1,136)	(0.02)
Capitalization of leasing costs	(163)	-
Other	5,276	0.07
Interest expense, net	(16,150)	(0.21)
Increase in weighted average shares	-	0.01
Funds from Operations, as adjusted March 31, 2021	(12,316)	(0.15)
Reorganization expenses	(197)	-
Provision for employee separation expense	(92)	-
Gain on hedge ineffectiveness	1,303	0.02
Funds from Operations March 31, 2021	$(11,302)	$(0.14)

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	March 31, 2021	December 31, 2020
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	79,260	79,537
OP Units Outstanding	1,976	1,976
Total Common Shares and OP Units Outstanding	81,236	81,513
Equity Market Capitalization—Common Shares and OP Units	$155,973	$81,513
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$539,723	$465,266

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,240,717	$2,236,872
Debt Capitalization	2,240,717	2,236,872
TOTAL MARKET CAPITALIZATION	$2,780,440	$2,702,138

Equity Capitalization/Total Market Capitalization	19.4%	17.2%
Debt Capitalization/Total Market Capitalization	80.6%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$59,163	$55,086
Revolving Facility	130,000	130,000
Amount Outstanding	(54,830)	(54,830)
Available First Lien Revolving Facility (2)	75,170	75,170
Term Loans	1,087,167	1,072,620
Amount Borrowed	(1,087,167)	(1,072,620)
Available Term Loans	-	-
TOTAL	$134,333	$130,256
Shelf Registration	$-	$-

(1)

Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $100.5 million of secured debt from our share of the FDP Term Loan as of March 31, 2021 and December 31, 2020 and $53.0 million and $50.0 million from our share of the FDP Partnership Loan as of March 31, 2021 and December 31, 2020, respectively. As of December 10, 2020, all debt is now secured.

(2)	The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Some of these covenants do not come into effect until June 30, 2021.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three Months Ended March 31, 2021 and 2020

(unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$59,908	$67,721
Expense reimbursements	3,899	4,305
Other real estate revenue	1,471	1,924
Total real estate revenue	65,278	73,950
Other income	125	293
Total revenue	65,403	74,243
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,831)	(27,517)
Utilities	(2,964)	(2,922)
Other property operating expenses	(2,364)	(2,098)
Total property operating expenses	(33,159)	(32,537)
Depreciation and amortization	(29,839)	(30,269)
General and administrative expenses	(11,831)	(10,695)
Provision for employee separation expenses	(92)	(73)
Project costs and other expenses	(101)	(95)
Total operating expenses	(75,022)	(73,669)
Interest expense, net (1)	(30,731)	(16,858)
Reorganization expenses	(197)	-
Total expenses	(105,950)	(90,527)
Loss before equity in (loss) income of partnerships, gain on sales of real estate, net, and loss on sales of interests in non operating real estate	(40,547)	(16,284)
Equity in (loss) income of partnerships (2)	(3,433)	819
Gain on sales of real estate, net	-	1,962
Loss on sales of interests in non operating real estate	-	(46)
Net loss	(43,980)	(13,549)
Less: net loss attributable to noncontrolling interest	1,234	516
Net loss attributable to PREIT	(42,746)	(13,033)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(49,590)	$(19,877)

(1)	Net of capitalized interest expense of $130 and $910 for the three months ended March 31, 2021 and 2020, respectively.
(2)	Equity in (loss) income of partnerships is net of capitalized interest expense of $103 and $1,091 for the three months ended March 31, 2021 and 2020, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months Ended March 31, 2021 and 2020

(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Net loss	$(43,980)	$(13,549)
Noncontrolling interest	1,234	516
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	—	(350)
Net loss used to calculate loss per share—basic and diluted	$(49,590)	$(20,227)
Basic and diluted loss per share:	$(0.64)	$(0.26)

(in thousands of shares)
Weighted average shares outstanding—basic	77,647	76,774
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	77,647	76,774

(1)

The Company had net losses used to calculate earnings per share for the three months ended March 31, 2021 and 2020. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three Months Ended March 31, 2021 and 2020

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended March 31, 2021(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$32,707	$40,430	$(7,723)	(19.1%)	$(588)	$983	$32,119	$41,413
NOI attributable to equity method investments, at ownership share	5,060	7,435	(2,375)	(31.9%)	(18)	9	5,042	7,444
Total NOI	37,767	47,865	(10,098)	(21.1%)	(606)	992	37,161	48,857
Less: lease termination revenue	36	9	27	300.0%	-	-	36	9
Total NOI excluding lease termination revenue	$37,731	$47,856	$(10,125)	(21.2%)	$(606)	$992	$37,125	$48,848

(1)	NOI is a non-GAAP measure. See definition of NOI on page 30.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended March 31,
	2021	2020
Net loss	$(43,980)	$(13,549)
Depreciation and amortization:
Consolidated	29,839	30,269
Unconsolidated properties at ownership share	3,187	3,610
Interest expense:
Consolidated	30,731	16,858
Unconsolidated properties at ownership share	5,246	2,969
Gain on sales of real estate, net	-	(1,962)
EBITDAre	$25,023	$38,195

(1)	EBITDAre is a non-GAAP measure. See definition on page 31.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended March 31, 2021 and 2020

(in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss	$(43,980)	$(13,549)
Other income	(125)	(293)
Depreciation and amortization	29,839	30,269
General and administrative expenses	11,831	10,695
Provision for employee separation expenses	92	73
Project costs and other expenses	101	95
Interest expense, net	30,731	16,858
Equity in loss (income) of partnerships	3,433	(819)
Reorganization expenses	197	-
Gain on sales of real estate, net	-	(1,962)
Gain on sales of interest in non operating real estate	-	46
NOI from consolidated properties(1)	$32,119	$41,413

(1)	NOI is a non-GAAP measure. See definition of NOI on page 30.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$44,795	$48,480	$1,123	$2,568	$45,918	$51,048
CAM reimbursement income	8,191	9,666	168	502	8,359	10,168
Real estate tax income	6,911	8,318	33	178	6,944	8,496
Percentage rent	(12)	16	-	3	(12)	19
Lease termination revenue	36	9	-	-	36	9
	59,921	66,489	1,324	3,251	61,245	69,740
Less: credit losses	(1,198)	(1,892)	(139)	(127)	(1,337)	(2,019)
Lease revenue	58,723	64,597	1,185	3,124	59,908	67,721
Expense reimbursements	3,786	4,012	113	293	3,899	4,305
Other real estate revenue	1,412	1,785	59	139	1,471	1,924
Total real estate revenue	63,921	70,394	1,357	3,556	65,278	73,950
Property operating expenses
CAM and real estate taxes	(26,214)	(25,397)	(1,616)	(2,120)	(27,831)	(27,517)
Utilities	(2,851)	(2,679)	(113)	(243)	(2,964)	(2,922)
Other property operating expenses	(2,149)	(1,888)	(216)	(210)	(2,364)	(2,098)
Total property operating expenses	(31,214)	(29,964)	(1,945)	(2,573)	(33,159)	(32,537)
NOI from consolidated properties(1)	$32,707	$40,430	$(588)	$983	$32,119	$41,413
Less: Lease termination revenue	36	9	-	-	36	9
NOI from consolidated properties excluding lease termination revenue(1)	$32,671	$40,421	$(588)	$983	$32,083	$41,404
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(19.2%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 30.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended March 31, 2021 and 2020

(in thousands)

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
Equity in (loss) income of partnerships	$(3,433)	$819
Other income	-	(14)
Depreciation and amortization	3,187	3,610
Interest expense and other expenses, net	5,288	3,029
NOI from equity method investments at ownership share(1)	$5,042	$7,444

(1)	NOI is a non-GAAP measure. See definition of NOI on page 30.

	Same Store		Non Same Store		Total
	2021	2020	2021	2020	2021	2020
Real estate revenue
Base rent	$8,079	$7,843	$-	$-	$8,079	$7,843
CAM reimbursement income	1,565	2,028	-	-	1,565	2,028
Real estate tax income	954	1,085	-	-	954	1,085
Percentage rent	65	77	92	-	157	77
Lease termination revenue	-	-	-	-	-	-
	10,663	11,033	92	-	10,755	11,033
Less: credit losses	(887)	(333)	-	-	(887)	(333)
Lease revenue	9,776	10,700	92	-	9,868	10,700
Expense reimbursements	482	591	-	-	482	591
Other real estate revenue	192	688	8	120	200	808
Total real estate revenue	10,450	11,979	100	120	10,550	12,099
Property operating expenses
CAM and real estate taxes	(4,189)	(3,489)	(108)	(101)	(4,297)	(3,590)
Utilities	(374)	(316)	-	-	(374)	(316)
Other property operating expenses	(827)	(739)	(10)	(10)	(837)	(749)
Total property operating expenses	(5,390)	(4,544)	(118)	(111)	(5,508)	(4,655)
NOI from equity method investments at ownership share(1)	$5,060	$7,435	$(18)	$9	$5,042	$7,444
Less: Lease termination revenue	-	-	-	-	-	-
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$5,060	$7,435	$(18)	$9	$5,042	$7,444
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(31.9%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 30.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months Ended March 31, 2021 and 2020

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
FUNDS FROM OPERATIONS (1)

Net loss	$(43,980)	$(13,549)
Depreciation and amortization on real estate:
Consolidated properties	29,491	29,944
PREIT's share of equity method investments	3,187	3,610
Gain on sale of interests in real estate, net	-	(1,962)
Dividends on preferred shares(2)	-	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders(1)	(11,302)	11,199
Provision for employee separation expenses	92	73
Gain on hedge ineffectiveness	(1,303)	-
Reorganization expenses	197	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(12,316)	$11,272

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(12,316)	$11,272
Adjustments:
Straight line rent	(166)	(1,013)
Recurring capital expenditures	(222)	(1,034)
Tenant allowances	(1,463)	(1,017)
Amortization of non-cash deferred compensation	1,322	1,624
Capitalized leasing costs	(1)	(164)
Amortization of above- and below-market lease intangibles	(15)	(17)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(12,860)	$9,651

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.14)	$0.14
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.15)	$0.14
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.16)	$0.12

Weighted average number of shares outstanding	77,647	76,774
Weighted average effect of full conversion of OP Units	1,976	2,023
Effect of common share equivalents	691	520
Total weighted average shares outstanding, including OP Units	80,314	79,317

(1)	Non-GAAP measures. See definitions on page 30.
(2)

Does not include the impact of $6.8 million of accrued, undeclared and unpaid preferred share dividends for the three months ended March 31, 2021. The Company cannot declare and pay cash dividends on common shares while there exists a preferred dividend arrearage.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,173,436	$3,168,536
Construction in progress	44,201	46,285
Land held for development	5,516	5,516
Total investments in real estate	3,223,153	3,220,337
Accumulated depreciation	(1,336,228)	(1,308,427)
Net investments in real estate	1,886,925	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	21,597	27,066
OTHER ASSETS:
Cash and cash equivalents	44,637	43,309
Tenant and other receivables, net	40,413	54,532
Intangible assets	11,037	11,392
Deferred costs and other assets, net	125,061	127,593
Assets held for sale	1,384	1,384
Total assets	$2,131,054	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$874,926	$884,503
Term Loans, net	921,767	908,473
Revolving Facility	54,830	54,830
Tenants’ deposits and deferred rent	10,639	8,899
Distributions in excess of partnership investments	75,047	76,586
Fair value of derivative liabilities	19,388	23,292
Accrued expenses and other liabilities	88,219	93,663
Total liabilities	2,044,816	2,050,246
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $91,020 and $89,430 at March 31, 2021 and December 31, 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $181,815 and $178,710 at March 31, 2021 and December 31, 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $131,446 and $129,297 at March 31, 2021 and December 31, 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,260 and 79,537 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	79,260	79,537
Capital contributed in excess of par	1,772,728	1,771,777
Accumulated other comprehensive loss	(18,080)	(20,620)
Distributions in excess of net income	(1,742,384)	(1,699,638)
Total equity—Pennsylvania Real Estate Investment Trust	91,678	131,210
Noncontrolling interest	(5,440)	(4,270)
Total equity	86,238	126,940
Total liabilities and equity	$2,131,054	$2,177,186

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

(in thousands of dollars)	March 31, 2021	December 31, 2020
ASSETS:
Investments in real estate, at cost:
Operating properties	$387,196	$452,012
Construction in progress	18,311	117,551
Total investments in real estate	405,507	569,563
Accumulated depreciation	(113,218)	(116,923)
Net investments in real estate	292,289	452,640
Cash and cash equivalents	14,526	10,952
Deferred costs and other assets, net	75,090	51,054
Total assets	381,905	514,646
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	222,218	224,800
FDP Term Loan, net	100,500	100,500
Partnership Loan	53,033	50,000
Other liabilities	59,604	57,949
Total liabilities	435,355	433,249
Net investment	$(53,450)	$81,397
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$21,597	$167,167
Distributions in excess of partnership investments	(75,047)	(85,770)
Net investments and advances	$(53,450)	$81,397

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended March 31, 2021

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	23	59,021	6.0	$42.77	N/A	N/A	N/A	N/A	$3.02
	Unconsolidated(4)	3	5,393	7.2	67.49	N/A	N/A	N/A	N/A	23.31
Total Under 10k sf		26	64,414	6.1	$44.84	N/A	N/A	N/A	N/A	$5.00

Over 10k sf	Unconsolidated(4)	4	176,946	21.4	8.21	-	-	N/A	N/A	0.64
Total New Leases		30	241,360	17.3	$17.99	N/A	N/A	N/A	N/A	$1.06

Renewal Leases
Under 10k sf	Consolidated	64	83,537	5.2	$84.79	$87.81	$(3.02)	(3.4%)	2.2%	N/A
	Unconsolidated(4)	8	38,804	2.2	35.55	47.61	(12.06)	(25.3%)	(18.2%)	N/A
Total Under 10k sf		72	122,341	4.2	$69.17	$75.06	$(5.89)	(7.8%)	(1.7%)	N/A

Over 10k	Consolidated	2	38,131	5.0	16.01	16.03	(0.02)	(0.1%)	0.2%	N/A
	Unconsolidated(4)	-	-	-	-	-	-	-	-	N/A
Total Over 10k sf		2	38,131	5.0	16.01	16.03	(0.02)	(0.1%)	0.2%	N/A
Total Fixed Rent		74	160,472	4.4	$56.54	$61.03	$(4.49)	(7.4%)	(1.6%)	N/A
Total Percentage in Lieu	Consolidated	37	151,276	1.5	23.55	24.22	(0.68)	(2.8%)	N/A	N/A
Total Renewal Leases		111	311,748	3.0	$40.53	$43.17	$(2.64)	(6.1%)		N/A
Total Non Anchor		141	553,108	9.2	$30.69

Anchor
New Leases		1	104,107	10.0	$2.40	N/A	N/A	N/A	N/A	$0.48
Renewal Leases	Consolidated	3	482,475	4.5	3.91	$3.95	$(0.04)	(1.0%)	N/A	N/A
Total		4	586,582	5.9	$3.64

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2021(1)						March 31, 2020
			Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Gross Rent(2)(3)	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	90.8%	$56.86	89.2%	87.0%	90.7%	88.2%	89.3%	$542	$59.21	12.3%	92.9%	90.3%
Non- Same Store Mall		$65.30	67.1%	72.6%	73.0%	80.1%			$58.43		71.6%	63.6%
Non-Core Malls	1.5%	$38.10	58.3%	47.7%	58.3%	47.7%	3.1%	$313	$46.16	15.3%	57.1%	61.3%
Malls Total	92.2%	$56.74	86.0%	84.2%	87.8%	85.9%	92.4%	$534	$58.80	12.3%	89.6%	87.0%
Other Retail Properties	7.1%	$24.23	86.1%	85.0%	87.6%	86.6%	5.8%	n/a	$25.40	n/a	89.9%	89.0%
Total Retail Properties	99.3%	$47.84	86.0%	84.3%	87.8%	86.0%	98.2%	n/a	$50.01	n/a	89.6%	87.3%
Sold Properties	0.1%	n/a	n/a	n/a	n/a	n/a	1.3%	n/a	$42.69	n/a	66.1%	82.0%
Other Properties (4)	0.6%	n/a	n/a	n/a	n/a	n/a	0.5%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$47.84	86.0%	84.3%	87.8%	86.0%	100.0%	$534	$49.87	12.3%	89.0%	87.2%

(1)

Average comp sales are not reported for 2021 due to COVID-19 related mall closures and operational limitations impacting 2020 activity. As a result of these closures and related limitations, comparisons are not meaningful.

(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $21.26 per square foot as of March 31, 2021 and $21.99 per square foot as of March 31, 2020.
(4)	Occupancy Cost is not included in 2021 due to Average Comp Sales not being presented for 2021.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	March 31, 2021				March 31, 2020				Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %		Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.3%	n/a	91.7%	85.5%	769	97.1%		95.2%	n/a	(5.4%)	(9.7%)
Cherry Hill Mall	13.3%	n/a	91.5%	89.8%	733	94.2%		93.0%	n/a	(2.7%)	(3.2%)
Woodland Mall	6.3%	n/a	85.7%	83.1%	642	95.9%		95.1%	n/a	(10.2%)	(12.0%)
Lehigh Valley Mall	6.5%	n/a	86.1%	77.6%	589	89.9%		83.3%	n/a	(3.8%)	(5.7%)
Mall at Prince Georges	7.8%	n/a	82.1%	96.1%	573	98.3%		96.4%	n/a	(16.2%)	(0.3%)
Springfield Town Center	10.5%	n/a	87.6%	83.3%	570	92.0%	%	89.3%	n/a	(4.4%)	(6.0%)
	50.7%	n/a	87.2%	85.5%	651	94.3%		91.5%	n/a	(7.1%)	(6.0%)

Malls 7-12
Dartmouth Mall	4.9%	n/a	96.6%	95.0%	548	99.1%		98.7%	n/a	(2.5%)	(3.7%)
Jacksonville Mall	4.8%	n/a	98.6%	97.2%	517	96.1%		92.4%	n/a	2.5%	4.8%
Magnolia Mall	3.6%	n/a	77.8%	92.0%	463	97.3%		95.4%	n/a	(19.5%)	(3.5%)
Capital City Mall	6.0%	n/a	98.7%	98.1%	455	98.9%		98.4%	n/a	(0.2%)	(0.3%)
Patrick Henry Mall	4.7%	n/a	92.6%	89.2%	455	93.8%		90.9%	n/a	(1.2%)	(1.7%)
Viewmont Mall	4.5%	n/a	95.8%	91.3%	441	97.1%		94.0%	n/a	(1.3%)	(2.7%)
	28.4%	n/a	92.9%	93.8%	473	97.1%		95.2%	n/a	(4.2%)	1.3%

Malls 13-18
Valley Mall	4.7%	n/a	97.7%	94.9%	424	98.8%		97.5%	n/a	(1.1%)	(2.6%)
Moorestown Mall	2.0%	n/a	93.6%	85.7%	416	79.9%		83.5%	n/a	13.7%	2.2%
Springfield Mall	1.5%	n/a	83.9%	83.9%	398	93.7%		93.7%	n/a	(9.8%)	(9.8%)
Cumberland Mall	3.3%	n/a	79.1%	85.3%	388	87.5%		79.6%	n/a	(8.4%)	5.7%
Francis Scott Key Mall	3.9%	n/a	90.4%	84.9%	376	93.9%		90.4%	n/a	(3.5%)	(5.5%)
Plymouth Meeting Mall	4.1%	n/a	82.8%	74.6%	358	83.2%		75.0%	n/a	(0.4%)	(0.4%)
	19.4%	n/a	88.7%	83.9%	395	88.4%		85.0%	n/a	0.3%	(1.1%)

All Core Malls	98.4%	n/a	89.2%	87.0%	542	92.9%		90.3%	n/a	(3.7%)	(3.3%)

Non-Core Malls
Valley View Mall (3)	0.9%	n/a	n/a	n/a	n/a	66.1%		82.0%	n/a	n/a	n/a
Exton Square Mall	0.7%	n/a	58.3%	47.7%	313	57.1%		61.3%	n/a	1.2%	(13.6%)
All Non-Core Malls	1.6%	n/a	58.3%	47.7%	313	60.1%		68.8%	n/a	(1.8%)	(21.1%)

Non Same Store Mall
Fashion District Philadelphia	n/a	n/a	67.1%	72.6%	n/a	71.6%		63.6%	n/a	n/a	n/a
All Non Same Store Malls			67.1%	72.6%		71.6%		63.6%

All Malls	100.0%	n/a	86.0%	84.2%	534	88.9%		86.9%	n/a	(3.0%)	(2.9%)

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting 2021.
(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.
(3)

In August of 2020 the company derecognized the assets of Valley View Mall as a loss of control of the property. We still recognize the mortgage balance of $27.2 million until the foreclosure process is complete.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

March 31, 2021

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	40	7	47	4.9%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	32	6	38	4.2%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	46	10	56	3.2%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	3.1%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	6	21	2.6%
Express, Inc	Express, Express Factory Outlet, Express Men	10	4	14	2.0%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	10	8	18	1.7%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Lane Bryant, Belk	33	9	42	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	23	5	28	1.7%
Cineworld Group	Regal Cinemas	4	-	4	1.6%
Copper Retail JV LLC	JC Penney, Penneys Firestone	10	1	11	1.5%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	21	7	28	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	-	8	1.3%
H&M Hennes & Muritz L.P.	H & M	12	1	13	1.3%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.1%
The TJX Companies, Inc.	HomeGoods, HomeSense, Marshalls, Sierra Trading Post, TJ Maxx	7	1	8	1.1%
Focus Brands	Auntie Anne's, Cinnabon, Jamba Juice, Moe's Southwest Grill	28	6	34	1.0%
Total Top 20 Tenants		348	78	426	40.1%
Total Leases		1,286	356	1,642	100.0%

(1)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2021

Pennsylvania Real Estate Investment Trust

Lease Expirations as of March 31, 2021

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and Prior	214	477,506	6.0%	22,423	20,897	7.7%	46.96
2022	261	942,783	11.8%	36,335	31,288	11.5%	38.54
2023	221	1,228,018	15.4%	43,343	37,718	13.8%	35.30
2024	187	785,589	9.8%	38,112	34,201	12.5%	48.51
2025	178	1,039,060	13.1%	42,450	33,605	12.3%	40.85
2026	128	749,086	9.4%	33,904	26,785	9.8%	45.26
2027	88	633,647	7.9%	24,316	22,260	8.2%	38.37
2028	75	602,261	7.5%	22,051	20,670	7.6%	36.61
2029	82	604,924	7.6%	24,045	19,150	7.0%	39.75
2030	64	443,667	5.6%	17,487	14,202	5.2%	39.42
Thereafter	39	473,961	5.9%	15,709	11,865	4.4%	33.14
Total/Average	1,537	7,980,502	100.0%	$320,175	$272,641	100.0%	$40.12

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2021 and prior	4	504,204	10.7%	1,434	919	3.3%	2.84
2022	4	467,276	9.9%	2,437	2,082	7.5%	5.22
2023	3	348,592	7.4%	1,895	1,895	6.8%	5.44
2024	5	702,674	14.9%	3,248	3,248	11.6%	4.62
2025	5	720,381	15.3%	2,900	2,900	10.4%	4.03
2026	4	299,359	6.4%	2,968	2,265	8.1%	9.91
2027	1	225,000	4.8%	996	996	3.6%	4.43
2028	9	982,424	20.9%	6,820	6,820	24.4%	6.94
2029	1	65,155	1.4%	2,210	2,210	7.9%	33.92
2030	2	85,723	1.8%	1,511	1,511	5.4%	17.63
Thereafter	4	303,743	6.5%	3,074	3,074	11.0%	10.12
Total/Average	42	4,704,531	100.0%	$29,493	$27,920	100.0%	$6.27

(1)	Does not include tenants occupying space under license agreements with initial terms of less than one year.
(2)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	177,187	6,551	623,348
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	239,234	386,390	71,006	1,313,515
					Macy's	304,600
Cumberland Mall	Vineland, NJ (6)	The Home Depot	2024	132,013	BJ's Wholesale Club	117,889	168,249	141,312	141,968	951,217
		Dick's Sporting Goods	2028	50,000	Boscov's	155,341
		Regal Cinemas	2024				44,445

Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	119,050	144,404	16,153	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2026	101,293	Macy's	139,333	124,272	159,067	59,269	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	120,863	7,088	493,145
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	174,331	298,073	136,530	1,192,920
		Macy's	2022	212,000
Magnolia Mall	Florence, SC (2)	Belk	2028	115,793			96,175	125,741	131,408	591,860
		Best Buy	2023	32,054
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ (4)	Boscov's	2028	202,765			232,014	167,274	60,827	954,800
		Sears	2021	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	205,987	32,130	717,831
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			148,275	177,171	158,122	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	166,326	35,933	610,735
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	168,618	274,642	122,241	1,373,955
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD (3)	Macy's	2023	195,655			177,988	253,301	166,408	928,538
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of March 31, 2021

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	200,031	18,816	827,735
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	154,846	23,047	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	226,712	51,810	1,035,194
		Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	284,420	81,402	979,922
					Macy's	157,316
Total Core Malls				4,163,479		3,385,924	3,030,648	3,663,747	1,320,709	15,564,507

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	91,281	144,016	337,277	990,145
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA (5)	Burlington	2032	85,162			179,365	132,923	274,547	835,068
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						49,479	233,213	94,279	376,971
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	269,329	43,387	72,385	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	249,597	37,570	60,118	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Valley View Center	La Crosse, WI	Dick's Sporting Goods	2025				45,000	15,272	-	60,272
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				448,338		929,142	1,369,269	621,588	838,606	4,206,943
Total Portfolio				4,611,817		4,315,066	4,399,917	4,285,335	2,159,315	19,771,450

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

(2) Approximately 104,000 square feet of this space is a vacant JC Penney that has been leased to Tilt Studios.

(3) Approximately 148,000 square feet of this space is a vacant JC Penney.

(4) Approximately 121,000 square feet of this space is a vacant Lord & Taylor that is currently occupied by a State of New Jersey Vaccine Megasite.

(5) Approximately 95,000 square feet of this space is a vacant Century 21, part of which has been leased to Shoppers World.

(6) Approximately 80,000 square feet of this space is a vacant Burlington, which we currently have a lease out to replace.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	March 31, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$137,230	$1	$57,854	$79,377	$-
Cherry Hill Mall	488,113	253	282,778	205,588	261,009
Cumberland Mall	84,077	-	35,065	49,012	40,399
Dartmouth Mall	90,888	950	48,951	42,887	56,458
Francis Scott Key Mall	98,200	-	47,109	51,091	68,271
Jacksonville Mall	94,056	-	44,127	49,929	-
Magnolia Mall	108,510	-	54,644	53,866	-
Moorestown Mall	190,760	55	83,466	107,349	-
Patrick Henry Mall	157,067	-	78,929	78,138	86,567
Plymouth Meeting Mall	236,382	5,475	111,455	130,402	-
The Mall at Prince Georges	144,998	2,380	71,755	75,623	-
Springfield Town Center	496,490	-	85,717	410,773	-
Valley Mall	147,276	1,229	55,160	93,345	-
Viewmont Mall	121,835	-	55,508	66,327	67,185
Willow Grove Park	234,720	33,749	116,213	152,256	151,932
Woodland Mall	285,536	109	91,012	194,633	116,950
Total Core Malls	3,116,138	44,201	1,319,743	1,840,596	848,772

Non-Core Malls
Exton Square Mall	49,002	-	13,856	35,146	-
Valley View Center (2)	8,296	-	2,629	5,667	27,212
Total Non-Core Malls	57,298	-	16,485	40,813	27,212

Total Malls	$3,173,436	$44,201	$1,336,228	$1,881,409	$875,984
Other Properties
Land held for development	5,516	-	-	5,516	-
Total Other Properties	$5,516	$-	$-	$5,516	$-
Total Investment in Real Estate	$3,178,952	$44,201	$1,336,228	$1,886,925	$875,984

Land parcels held for sale
Moorestown Mall	434	-	-	434	-
Woodland Mall	1,054	-	-	1,054	-
Total held for sale	$1,488	$-	$-	$1,488	$-

(1)	Refer to page 25 for further debt information.
(2)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	March 31, 2021
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$150,601	$13,286	$(1,432)	$162,455	$153,533
Lehigh Valley Mall	55,499	1,166	(30,421)	26,244	94,089
Springfield Mall	58,734	60	(25,929)	32,865	29,457
Total Unconsolidated Malls	$264,834	$14,512	$(57,782)	$221,564	$277,079

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	28,024	40	(6,092)	21,972	21,500
Metroplex Shopping Center	44,955	2,987	(27,916)	20,026	36,183
The Court at Oxford Valley	28,411	8	(13,498)	14,921	25,928
Red Rose Commons	14,626	(20)	(5,522)	9,084	12,544
Total Unconsolidated Other Retail Properties	$116,016	$3,015	$(53,028)	$66,003	$96,156
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	(2,408)	4,722	$3,034
Total Investment in Real Estate	$387,196	$18,311	$(113,218)	$292,289	$376,269

(1)	Refer to page 25 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months Ended March 31, 2021

(in thousands)

	Three Months Ended March 31, 2021
	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,174	$1,374	$2,548
Tenant allowances	1,457	6	1,463
Recurring capital expenditures:
CAM expenditures	177	22	199
Non-CAM expenditures	9	14	23
Total recurring capital expenditures	186	36	222
Total	$2,817	$1,416	$4,233

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2021

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$688,378	30.7%	$187,606	8.4%	$875,984	39.1%
Unconsolidated mortgage loans payable (3)	198,202	8.8%	24,534	1.1%	222,736	9.9%
Consolidated Term Loans (4)	550,000	24.5%	383,634	17.1%	933,634	41.7%
Unconsolidated Term Loans (5)	53,033	2.4%	100,500	4.5%	153,533	6.9%
2020 Revolving Facility	-	0.0%	54,830	2.4%	54,830	2.4%
Total Outstanding Debt	$1,489,613	66.5%	$751,104	33.5%	$2,240,717	100.0%
Average Stated Interest Rate	5.99%		6.79%		6.20%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,058.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $518.
(4)	Excludes deferred financing costs of $11,867.
(5)	Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2020	$1,109,422	$54,830	$1,072,619	2,236,871
Second Lien PIK Interest	3/31/2021	-	-	11,514	11,514
2020 FDP Partnership Loan Accrued Interest	3/31/2021	-	-	3,034	3,034
Mortgage loan amortization, including our share of debt of equity method investees	3/31/2021	(10,702)	-	-	(10,702)
Ending Balance	3/31/2021	$1,098,720	$54,830	$1,087,167	$2,240,717
Weighted Average Balance		$1,106,200	$54,830	$1,076,477	$2,237,507

(continued next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of March 31, 2021

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2021	$18,961	$(396)	$249,718	$-	$-	$(5,341)	$262,942
2022	17,390	(301)	377,489	54,830	933,634	(6,526)	1,376,516
2023	10,018	(195)	86,801	-	100,500	-	197,124
2024	9,291	(185)	-	-	-	-	9,106
2025	7,234	(175)	237,644	-	-	-	244,703
Thereafter	4,386	(324)	79,789	-	53,033	-	136,883
	$67,280	$(1,576)	$1,031,441	$54,830	$1,087,167	$(11,867)	$2,227,274

(1)

The weighted average period to total debt maturity is 2.13 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2021	$252,854	3.89%
2022	391,179	4.08%
2023	92,641	4.37%
2024	-	0.00%
2025	267,957	4.09%
Thereafter	94,089	4.06%
Total	$1,098,720	4.06%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of March 31, 2021

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity		Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Red Rose Commons (2)	$12,544	5.14%	$978	$12,379		July 2021	July 2021
The Court at Oxford Valley (2)	25,928	5.56%	2,058	25,782		July 2021	July 2021
Cumberland Mall	40,399	4.40%	3,433	38,157		August 2022	August 2022
Cherry Hill Mall	261,009	3.90%	16,980	251,120		September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.52%	5,331	66,712		January 2022	January 2023
Dartmouth Mall	56,458	3.97%	3,825	53,299		April 2023	April 2023
Metroplex Shopping Center (2)	36,183	5.00%	2,818	33,502		October 2023	October 2023
Patrick Henry Mall	86,567	4.35%	5,748	77,591		July 2025	July 2025
Springfield Mall (2)	29,457	4.45%	1,964	26,299		October 2025	October 2025
Willow Grove Park	151,932	3.88%	9,599	133,754		October 2025	October 2025
Lehigh Valley Mall (2)	94,089	4.06%	5,768	79,789		November 2027	November 2027
Valley View Mall (3)	27,212	5.95%	-	27,212		July 2020	July 2020
Total Fixed Rate Mortgage Loans	$886,580	4.29%	$58,502	$825,596

Variable Rate Mortgage Loans
Pavilion East Associates (3)	$3,034	2.98%	$190	$3,009		February 2021	May 2021
Viewmont Mall	67,185	2.46%	1,652	67,185		March 2021	May 2021
Gloucester Premium Outlets (3)	21,500	1.62%	347	21,500		March 2022	March 2023
Francis Scott Key Mall	3,471	2.72%	94	66,712		January 2022	January 2023
Woodland Mall	116,950	3.75%	8,586	114,150		December 2021	December 2022
Total Variable Rate Mortgage Loans	$212,140	3.10%	$10,869	$272,556
Total Mortgage Loans	$1,098,720	4.06%	$69,371	$1,098,152

Consolidated Mortgage Loans	$875,984	4.02%	$55,248	$895,893
Consolidated Deferred Financing Fees	(1,058)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	222,736	4.25%	69,371	202,259
Unconsolidated Deferred Financing Fees (3)	(518)	n/a	n/a	n/a
First Lien Term Loan (1)	384,092	8.20%	31,498	384,092		December 2022	December 2023
Second Lien Term Loan (1)	549,541	8.93%	49,082	549,541	(4)	December 2022	December 2023
2018 FDP Term Loan	100,500	4.00%	4,020	100,500		January 2023	January 2023
Term Loan Deferred Financing Fees	(11,867)	n/a	n/a	n/a
First Lien Revolver	54,830	4.00%	2,193	54,830		December 2022	December 2022
2020 FDP Partnership Loan	53,033	15.00%	7,955	53,033	(4)	December 2027	December 2027
Total	$2,227,274	6.22%	$219,366	$2,240,149
Amortization of Deferred Financing Fees	0	0.27%	—	—
Effective Interest Rate	$2,227,274	6.49%	$219,366	$2,240,149

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.
(3)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter of 2020, the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete. The Company has no annual debt service on the property.

(4)	The balances at maturity are subject to increase as additional interest accrues to the principal balances of the loans.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

March 31, 2021
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	(1)
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	(1)
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$103.6 million

(1)

The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements.  In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of March 31, 2021, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that come into effect starting on June 30, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended March 31, 2021, contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2020 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.